Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Kate Giha

614-508-1303

Media:

Chris Arnold

303-222-5912

Chipotle Mexican Grill, Inc. Shareholders

Approve Conversion Into Single Class of Common Stock

Trading in Single Class of Stock to Commence December 22, 2009

Denver, Colorado – (Business Wire) – December 21, 2009 – Chipotle Mexican Grill, Inc. (NYSE: CMG and CMG.B) announced that at a special meeting of shareholders held earlier today, the company’s shareholders approved a proposal to convert all of the outstanding shares of the company’s Class B common stock into shares of Class A common stock on a one-for-one basis, and to rename the Class A common stock as “common stock.” The conversion proposal required the affirmative vote of the holders of a majority of the voting power of the Class A common stock and Class B common stock, voting together as a single class, as well as the affirmative vote of the holders of a majority of the Class B common stock voting as a separate class.

To implement the share conversion, Chipotle will file today an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The conversion will become effective immediately upon filing of the Amended and Restated Certificate of Incorporation, and shareholders need not take any action to convert their shares. Any existing stock certificates validly issued for shares of Chipotle Class A or Class B common stock will represent shares of Chipotle’s single class of common stock, and shares held in brokerage accounts will be automatically adjusted by the broker to reflect the conversion and name change.

Beginning on December 22, 2009, trading in the Class B common stock (CMG.B) on the New York Stock Exchange will be suspended, and all trading in Chipotle common stock will be under the ticker symbol CMG. The CUSIP number for Chipotle common stock is 169656 105, the same number previously assigned to the Class A common stock.

Adoption of this proposal has no effect upon the Company’s future operations or capital structure or on the substantive rights of holders of shares of Class A common stock or Class B common stock, except for the elimination of the different voting powers and rights of the two classes.

About Chipotle

Steve Ells, Founder, Chairman and Co-Chief Executive Officer, started Chipotle with the idea that food served fast did not have to be a typical fast food experience. Today, Chipotle continues to offer a focused menu of burritos, tacos, burrito bowls (a burrito without the tortilla) and salads made from fresh, high-quality raw ingredients, prepared using classic cooking methods and served in a distinctive atmosphere. Through our vision of Food with Integrity, Chipotle is seeking better food not only from using fresh ingredients, but ingredients that are sustainably grown and naturally raised with respect for the animals, the land, and the farmers who produce the food. Chipotle opened its first restaurant in 1993 and currently operates more than 900 restaurants. For more information, visit Chipotle.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding the impact of Chipotle’s share conversion, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: potential changes in our stock price, which will impact the amount and timing of our share repurchases and may result in our not repurchasing any shares; the uncertainty of our ability to achieve expected levels of comparable restaurant sales increases; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; changes in consumer preferences, general economic conditions or consumer discretionary spending; changes in the availability and costs of food; risks relating to our expansion into new markets; the potential for adverse impacts from changes to our new restaurant development strategy; the risk of food-borne illnesses and other health concerns about our food products; the impact of federal, state or local government regulations relating to our employees and the sale of food or alcoholic beverages; the impact of litigation; risks related to our implementation of a new marketing strategy; our ability to protect our name and logo and other proprietary information; the potential effects of inclement weather; the effect of competition in the restaurant industry; risks related to our separation from McDonald’s; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q all of which are available on the Investor Relations page of our Web site at chipotle.com.